Exhibit 10.3

EXTENSION AGREEMENT

This Extension Agreement (this “Agreement”), dated as of September 29, 2011, is entered into by and among Robertson Health Services, Inc. (formerly NxOpinion, LLC), a Nevada corporation (“Company”) and ________________________________ (“Consultant”).

RECITALS:

WHEREAS, the Company is indebted to the Consultant in the amount of $________ for management consulting services rendered by the Consultant as evidenced by an Amended and Restated Promissory Note Agreement dated May 28, 2010 with an extended maturity date of September 30, 2011 (“Note”); and

WHEREAS, the Company and Consultant agree to extend the maturity date of the Note in accordance with the terms hereof.

AGREEMENT:

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

1.	Extension of Maturity Date. The Maturity Date under the Note is hereby extended for an additional 3 months until December 31, 2011.

2.	Interest. The unpaid principal balance shall continue to accrue interest at a rate of 5%.

3.
Full Force and Effect.  Except as otherwise expressly provided herein, the Note shall remain in full force and effect.  Except for any waivers and modifications contained herein, this Agreement shall not in any way waive or prejudice any of the rights or obligations of the Consultant or the Company under the Note, under any law, in equity or otherwise, and such waivers and modifications shall not constitute a waiver or modification of any other provision of the Note nor a waiver or modification of any subsequent default or breach of any obligation of the Company or of any subsequent right of Consultant.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of September 29, 2011.

Company:                                                                                                                                              Consultant:
Robertson Health Services Inc.

_______________________________                                                                                     ________________________________
[Name, Title]                                                                                                                                          [Name]